EXHIBIT 32.1

Certification of Chief Executive Officer pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the quarterly report of China Du Kang Co. Ltd. (the “Company”) on Form 10-Q for the quarter ending March 31, 2013, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Wang Yong Sheng, Chief Executive Officer of the Company, hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)      The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)      The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

May 20, 2013	By:	/s/ Wang Yong Sheng
Wang Yong Sheng
Chief Executive Officer
(Principal Executive Officer)

The foregoing certification is being furnished solely pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and is not filed with the Securities and Exchange Commission as part of the Form 10-Q or as a separate disclosure document and is not incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, irrespective of any general incorporation language contained in such filing.